EXHIBIT 15

October 28, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 28, 2016 on our review of interim financial information of Barnes Group Inc. for the three-month and nine-month periods ended September 30, 2016 and September 30, 2015 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2016 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 333-205952, 333-196013, 333-166975, 333-179643, 333-150741, and 333-133597).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut